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                               ANDOVER TOGS, INC.
                             1995 STOCK OPTION PLAN

                                   ARTICLE 1
                         PURPOSE AND SCOPE OF THE PLAN

     1.1 Purpose. This Stock Option Plan (the 'Plan') is to advance the interests of Andover Togs, Inc. (the 'Company') and its stockholders by assisting the Company in attracting and maintaining strong management and consulting personnel upon whose judgment the success of the Company depends. The Plan is also intended to enable the Company to reward the efforts, abilities and industries of such officers, directors, employees and consultants who render employment and other services which contribute materially to the success of the Company's business. By encouraging ownership in the Company, the Company seeks to increase the incentives of its employees, officers, directors and consultants for enhancing shareholder value.

     1.2 Definitions. For purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

        (a) 'Board' or 'Board of Directors' means the Board of Directors of the Company, as constituted from time to time.

        (b) 'Code' shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        (c) 'Commission' means the Securities and Exchange Commission.

        (d) 'Committee' means the Stock Option Committee of the Company which shall be composed of not less than two persons appointed by the Board of Directors, each of whom shall be (i) a 'disinterested person' as that term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Exchange Act and (ii) an 'outside director' within the meaning of Section 162(m) of the Code and the rules and regulations promulgated thereunder.

        (e) 'Consultant' means an individual who is not an Employee but who has been retained by the Company to render services as an independent contractor.

        (f) 'Director' means any person who is a member of the Board of Directors whether or not such person is an Employee.

        (g) 'Employee' means and includes any person who is an employee of the Company (including officers and directors who are also employees) or of any Subsidiary.

        (h) 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

        (i) 'Executive Officer' means and includes any 'named executive officer' as defined in Item 402(a)(ii)(3) of Regulation S-K under the Exchange Act of 1934, as amended.

        (j) 'Exercise Price' means the price designated by the Committee at which a Share may be purchased upon exercise of an Option as the same may be adjusted pursuant to Article 5 hereof.

        (k) 'Fair Market Value' of a Share means (i) if the Shares are quoted on the Nasdaq National Market or listed on a national securities exchange, the closing price on such market or such exchange, (ii) if the Shares are not quoted on the Nasdaq National Market or listed on a national securities exchange, the mean between the closing bid and asked prices of publicly-traded Shares in the over-the-counter market as reported on the Nasdaq system or by any nationally recognized quotation service selected by the Company, or (iii) if the Shares are not then publicly-traded, as determined by the Committee.

        (l) 'Grant Date,' as used with respect to a particular Option, means the date an Option is granted by the Committee pursuant to the Plan.

        (m) 'Grantee' means an individual to whom an Option, or portion thereof, is granted by the Committee pursuant to the Plan.

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        (n)  'Incentive Stock Option' means an  Option intended to qualify under
Section 422 of the Code.

        (o) 'Non-Qualified Stock Option' means an Option, or portion thereof which has been designated by the Committee as a non-qualified stock option or an Option, or portion thereof, which does not qualify as an Incentive Stock Option.

        (p)  'Option' means  an option  to purchase  Shares granted  pursuant to
Article 2 and Article 4 of the Plan.

        (q) 'Option Agreement' means a written agreement between a Grantee and the Company evidencing an Option, consistent with the provisions of Article 2 and Article 4 of the Plan.

        (r) 'Outside Director' means a Director who is not an Employee and who does not own 5% or more of the outstanding Shares.

        (s) 'Service' means the term of employment of an Employee or the retention of a Consultant by the Company or any Subsidiary or the term during which of an individual serves as a director of the Company.

        (t) 'Shares' or 'Shares of Stock' means shares of common stock, $.10 par value per share, of the Company. Shares may consist of authorized but unissued Shares or Shares which have been previously issued and reacquired by the Company.

        (u) 'Subsidiary' means and includes any corporation more than 50% of whose voting stock is beneficially owned or controlled by the Company.

     1.3 Administration. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee, in its sole discretion, from time to time, shall determine the Directors, Employees and Consultants from among those eligible to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option. In making such determinations the Committee may take into account recommendations made by management, the nature and length of Service rendered by the prospective Grantee, his or her level of compensation, his or her past, present and potential contributions to the Company and such factors as the Committee shall in its discretion deem relevant. Subject to the express provisions of the Plan and any consents required by any applicable laws affecting the Plan and Options, the Committee shall have complete authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations related to it, to determine the terms and provisions of the respective Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 1.3 shall be conclusive.

     1.4 Eligibility for Participation. Any Director, Employee or Consultant shall be eligible to receive Options granted under the Plan.

     1.5 Shares Subject to the Plan. Subject to adjustment as hereinafter provided, no more than 225,000 Shares may be issued pursuant to Options granted under the Plan. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

     1.6 Duration of the Plan. Unless previously terminated by the Committee or the Board of Directors, the Plan will terminate on April 1, 2005. Such termination will not terminate any Option then outstanding.

                                   ARTICLE 2
                        TERMS AND CONDITIONS OF OPTIONS

     2.1 Options and Option Agreements. Each Option granted under the Plan shall be subject to all of the applicable terms and conditions of the Plan and shall be evidenced by an Option Agreement. The Option Agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may deem appropriate, including, among other things, when and to what extent the Option is exercisable, the number of Shares that may be purchased upon exercise of an Option, the Exercise

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Price, and the conditions  to the exercise of  any Option. The Option  Agreement may also designate the Option as a Non-Qualified Stock Option or an Incentive Stock Option.

     2.2 Exercisability and Term. (a) Except as otherwise provided below, the Committee shall determine the term of each Option and whether the Option shall be exercisable in full or in installments and, if in installments, the number of installments. No Option, however, may remain outstanding for more than 10 years after the Grant Date.

        (b) Except as otherwise provided herein, an Option granted under the Plan may be exercised from time to time during its term for the full number of Shares then purchasable upon exercise of the Option or from time to time for any part thereof; provided, however, that no Option may be exercised in part with respect to fewer than 25 Shares, except to purchase the remaining Shares then purchasable under such Option.

        (c) Except as otherwise provided below, Options shall terminate immediately upon the termination of the Service of the Grantee. Options granted under the Plan shall not, however, be affected by any change of Service so long as the Grantee continues to be a Director, Employee or Consultant.

        (d) If a Grantee dies while he or she is a Director, Employee or Consultant or within three months after the termination of such Grantee's Service by reason of his or her retirement with the written consent of the Company, such Option may be exercised within three months after such Grantee's death by his or her personal representative or by the person or persons to whom the Grantee's rights under the Option pass by will or by the applicable laws of descent and distribution; provided, however, that no Option may be exercised after its expiration and provided further than such Option may only be exercised for the number of Shares which could have been purchased by the Grantee on the date of such termination.

        (e) If a Grantee voluntarily retires or quits his or her Service with the written consent of the Company, or if the Service of the Grantee is terminated by the Company for reasons other than cause, such Grantee may exercise his or her Option within three months following such termination of Service; provided, however, that no Option may be exercised after its expiration and provided further that the Grantee may only exercise his or her Option for the number of Shares which he or she could have purchased as of the date of such termination.

        (f) Nothing herein shall impose upon the Company the obligation to continue the Service of any Grantee. The rights of the Company to terminate the Service of a Grantee shall not be diminished or affected by reason of the granting of an Option.

     2.3 Exercise Price. The Exercise Price for Options shall be determined by the Committee at the time the Option is granted, but shall not be less than 80% of the Fair Market Value of the Shares on the Grant Date provided, however, that the Exercise Price per Share subject to an Incentive Stock Options shall equal at least 100% of the Fair Market Value of a Share on the Grant Date.

     2.4 Nontransferability. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee solely by such Grantee.

     2.5 Method of Exercise. A Grantee electing to exercise an Option shall exercise such Option by delivering to the Company written notice of such election to exercise, specifying the number of Shares such Grantee has elected to purchase, together with the Exercise Price for the Shares being purchased in accordance with the terms of Section 2.6 below.

     2.6 Payment for Shares. The Exercise Price shall become immediately due and payable upon exercise of the Option and payment thereof shall be made to the Company as follows: (i) in cash (including check, bank draft or money order) or
(ii) at the discretion of the Committee, by delivering to the Company Shares of Stock already owned by the Grantee and having a Fair Market Value on the date of the exercise equal to the Exercise Price or a combination of such Shares and cash, or (iii) by any other proper method specifically approved by the Committee.

     2.7 Limitation on Aggregate Shares. The number of Shares with respect to which Options may be granted under the Plan to any Executive Officer in any fiscal year of the Company shall not exceed

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100,000 Shares and the  number of Shares  with respect to  which Options may  be granted under the Plan to any individual who is not an Executive Officer in any fiscal year of the Company shall not exceed 75,000 Shares.

     2.8 Incentive Stock Option Limitations. Options granted under the Plan may be Non-Qualified Stock Options or Incentive Stock Options, as specified by the Committee; provided, however, that no Incentive Stock Option may be granted to any Grantee who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or such Subsidiary). Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that the aggregate Fair Market Value of the Shares (measured on the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under all stock options plans of the Company) may not exceed $100,000.

                                   ARTICLE 3
                 LOANS AND FINANCIAL ACCOMMODATIONS TO GRANTEES

     3.1 Purpose. In order to assist the Grantee with the acquisition of Shares of Stock pursuant to the exercise of an Option granted under the Plan, including the payment of any taxes resulting from such exercise, the Board may, in its discretion, whenever, in the judgment of the Board, such assistance is permitted by applicable law and may reasonably be expected to benefit the Company, authorize, either at the time of the grant of the Option or thereafter (a) the extension of a loan to the Grantee by the Company, or (b) the guarantee by the Company of a loan obtained by the Grantee from a third party.

     3.2 Terms of Loan or Guarantee. The Committee or Board shall determine the terms of any loan or guarantee made pursuant to this Article 3, including the interest rate and other terms of repayment thereof, and whether such loan or guarantee shall be secured or unsecured. Each loan shall be evidenced by a promissory note having a maximum term to maturity of not more than sixty (60) months. The maximum amount of any loan or guarantee shall be the Exercise Price for Shares purchased upon exercise of an Option plus (a) related interest payments and (b) the amount of tax liability incurred by the Grantee as a result of the exercise of an Option.

     3.3 Use of Loaned or Guaranteed Funds. No amount loaned to a Grantee and no amount repayment of which is guaranteed by the Company shall be used for any purpose other than payment of (i) the Exercise Price of Shares acquired on the exercise of an Option granted or to be granted under the Plan and (ii) taxes attributable to such exercise.

                                   ARTICLE 4
              GRANT OF OPTIONS TO MEMBERS OF THE COMMITTEE AND TO
             OUTSIDE DIRECTORS WHO ARE NOT MEMBERS OF THE COMMITTEE

     4.1 Application of the Plan to Members of the Committee and to Outside Directors Who Are Not Members of the Committee. Except as provided in this
Article 4, all terms and conditions of the Plan govern the grant of options to members of the Committee and to Outside Directors who are not members of the Committee.

     4.2 Eligibility for Participation. Members of the Committee and Outside Directors are only eligible to receive options pursuant to Section 4.3 below. Members of the Committee are not eligible to receive Options pursuant to Section
1.3 for a period of one year after the termination of their Service on the Committee.

     4.3 Annual Grant of Options. Each member of the Committee and each Outside Director who is not a member of the Committee shall be granted an Option to purchase 2,500 Shares (as adjusted pursuant to Section 5.1) on April 1 of each year during the term of the Plan so long as on such date he is a member of the Committee or an Outside Director. The provisions of this Section 4.3 shall not be amended more than once every twelve months.

     4.4 Exercisability and Term of Options. An option granted to a member of the Committee or to an Outside Director shall become exercisable with respect to 25% of the Shares covered thereby

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commencing  one year after the Grant Date of such Option and as to an additional
25% of the Shares covered by the Option upon each of the three succeeding anniversary dates of the Grant Date. Options granted to members of the Committee and to Outside Directors shall expire seven years from their respective Grant Date.

     4.5 Option Price. The Exercise Price for Options granted to members of the Committee and to Outside Directors pursuant to Section 4.3 shall be 100% of the Fair Market Value of the Shares on the Grant Date.

                                   ARTICLE 5
                               GENERAL PROVISIONS

     5.1 Adjustments upon Changes in Capitalization. (a) The aggregate number and class of Shares for which Options may be granted under the Plan, the number and class of Shares covered by each outstanding Option and the Exercise Price per Share thereof (but not the total price) and each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, split-up or consolidation of Shares or any like capital adjustment or reclassification of Shares or the payment of any stock dividends, or any other increase or decrease in the number of Shares of the Company outstanding, without receipt of consideration by the Company.

        (b) Subject to any required action by its stockholders, if the Company shall be the surviving corporation in any merger or consolidation, except as otherwise provided below, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of Shares of the Company subject to the Option would have been entitled in such merger or consolidation.

        (c) Upon the dissolution or liquidation of the Company or upon a merger or consolidation of the Company in a transaction in which all or substantially all of the stockholders of the Company receive cash, securities of another company or other consideration in exchange for their Shares of Stock, whether or not the Company is the surviving corporation, or upon a sale of all or substantially all of the assets of the Company, any Option granted hereunder shall terminate, but the Grantee may, immediately prior to any such transaction exercise his or her Option, in whole or in part, as to the full number of Shares which he or she would otherwise have been entitled to purchase during the remaining term of the Option irrespective of any installment features. If such transaction consists in part of a tender offer for the Company's Shares, the Committee may, prior to or simultaneous with the closing of such tender offer, elect to accelerate all or any portion of an Option and cancel such Option upon payment to the respective Grantees of an amount equal to the amount by which the cash and other consideration to be paid to public stockholders in such tender offer exceeds the Exercise Price multiplied by the number of Shares remaining subject to such Option. Notwithstanding the foregoing, the Company may elect not to permit a Grantee to exercise his or her Option immediately prior to any such event in accordance with the foregoing, but in lieu thereof the Company may, in its discretion and immediately prior to any such dissolution, liquidation, merger, consolidation or sale substitute or cause to be substituted a new option for his or her Option, such new option to be applicable to the stock of the surviving or acquiring corporation or any of its affiliates and to be on terms no less favorable to the Grantee than those contained in his or her prior Option.

        (d) Adjustment and elections under this Section 5.1 shall be made by the Committee whose determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.

     5.2 Privileges of Stock Ownership. No Grantee shall be entitled to the privileges of stock ownership as to any Shares of Stock not actually issued and delivered to him or her.

     5.3 Securities Regulations. Unless at the time of the exercise of an Option and the issuance of the Shares purchased by a Grantee pursuant thereto there shall be in effect as to such Shares a Registration Statement under the Securities Act of 1933, as amended, and the rules and regulations of the Commission, the Grantee exercising such Option shall deliver to the Company at the time of exercise, a certificate certifying that he or she is acquiring the Shares issuable to him or her upon such exercise for the purpose of investment and not with a view to their sale or distribution. The Company shall not be

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required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including rules and regulations of the Commission.

     5.4 Suspension, Amendment and Termination of the Plan. (a) The Committee may at any time suspend, amend or terminate the Plan, provided that the approval of the Board of Directors of the Company will be required for any amendment which will:

          (i) increase the maximum number of Shares which may be issued pursuant to Options; or

          (ii) change the provisions of Section 1.4; or

          (iii) change the provisions of Section 4.2; or

          (iv) extend the term of Options.

        (b) The power of the Committee to amend the Plan under this Section 5.4 is subject in certain instances to the requirements of the Exchange Act and other provisions of applicable law which may require stockholder approval of such amendments in order to achieve the Company's objectives and the purposes of the Plan.

        (c) Unless the Plan shall theretofore have been terminated by the Committee or the Board of Directors, the Plan shall terminate April 1, 2005. No Option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the Grantee, alter or impair any rights or obligations of such Grantee under any Option theretofore granted.

     5.5 Amendment of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant or prescribe the terms of such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Grantee under any outstanding Option without the consent of such Grantee.

     5.6 Section 16  of the  Exchange Act. With  respect to  persons subject  to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     5.7 Governing Law. This Plan and the Committee's actions in respect thereof shall be governed and construed in accordance with the substantive law of the State of Delaware.

     5.8 Effective Time. This Plan shall become effective upon approval thereof by the holders of a majority of the Company's Shares present and entitled to vote at a meeting of the Company's stockholders duly held.

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